                                                                   EXHIBIT 10.14

                                                                  EXECUTION COPY

                                  $100,000,000

                                CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 13, 2006

                                      AMONG

                                   CBIZ, INC.,

                             BANK OF AMERICA, N.A.,

              AS AGENT, A LENDER, ISSUING BANK AND SWING LINE BANK,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                         BANC OF AMERICA SECURITIES LLC,

                                       as

                       Sole Lead Arranger and Book Manager

                                Table of Contents

                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS...................................................     1

   1.01    Certain Defined Terms.........................................     1
   1.02    Other Interpretive Provisions.................................    22
   1.03    Accounting Principles.........................................    23

ARTICLE II THE CREDITS...................................................    23

   2.01    Amounts and Terms of Commitments..............................    23
   2.02    Loan Accounts.................................................    26
   2.03    Procedure for Borrowing.......................................    27
   2.04    Conversion and Continuation Elections.........................    29
   2.05    Voluntary Termination or Reduction of Commitments.............    31
   2.06    Optional Prepayments..........................................    31
   2.07    Mandatory Prepayments of Loans................................    31
   2.08    Repayment.....................................................    32
   2.09    Interest......................................................    32
   2.10    Fees..........................................................    33
   2.11    Computation of Fees and Interest..............................    33
   2.12    Payments by the Company.......................................    34
   2.13    Payments by the Lenders to the Agent..........................    34
   2.14    Sharing of Payments, Etc......................................    35

ARTICLE III THE LETTERS OF CREDIT........................................    35

   3.01    The Letter of Credit Subfacility..............................    35
   3.02    Issuance, Amendment and Renewal of Letters of Credit..........    37
   3.03    Risk Participations, Drawings and Reimbursements..............    38
   3.04    Repayment of Participations...................................    40
   3.05    Role of the Issuing Bank......................................    40
   3.06    Obligations Absolute..........................................    41
   3.07    Cash Collateral Pledge........................................    42
   3.08    Letter of Credit Fees.........................................    42
   3.09    Uniform Customs and Practice..................................    43
   3.10    Letters of Credit Issued for Subsidiaries.....................    43
   3.11    Outstanding Letters of Credit.................................    43

ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY........................    43

   4.01    Taxes.........................................................    43
   4.02    Illegality....................................................    45
   4.03    Increased Costs and Reduction of Return.......................    46
   4.04    Funding Losses................................................    47

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----
   4.05    Inability to Determine Rates..................................    48
   4.06    Certificates of Lenders.......................................    48
   4.07    Survival......................................................    48
   4.08    Replacement of Lenders........................................    48

ARTICLE V CONDITIONS PRECEDENT...........................................    48

   5.01    Conditions of Effectiveness and Initial Credit Extensions.....    49
   5.02    Conditions to All Credit Extensions...........................    50

ARTICLE VI REPRESENTATIONS AND WARRANTIES................................    51

   6.01    Corporate Existence and Power.................................    51
   6.02    Corporate Authorization; No Contravention.....................    51
   6.03    Governmental Authorization....................................    52
   6.04    Binding Effect................................................    52
   6.05    Litigation....................................................    52
   6.06    No Default....................................................    52
   6.07    ERISA Compliance..............................................    53
   6.08    Use of Proceeds; Margin Regulations...........................    53
   6.09    Title to Properties...........................................    53
   6.10    Taxes.........................................................    54
   6.11    Financial Condition...........................................    54
   6.12    Environmental Matters.........................................    54
   6.13    [RESERVED]....................................................    55
   6.14    Regulated Entities............................................    55
   6.15    No Burdensome Restrictions....................................    55
   6.16    Solvency......................................................    55
   6.17    Labor Relations...............................................    55
   6.18    Copyrights, Patents, Trademarks, etc..........................    55
   6.19    Subsidiaries..................................................    55
   6.20    Broker's; Transaction Fees....................................    56
   6.21    Insurance.....................................................    56
   6.22    Swap Obligations..............................................    56
   6.23    Full Disclosure...............................................    56

ARTICLE VII AFFIRMATIVE COVENANTS........................................    56

   7.01    Financial Statements..........................................    57
   7.02    Certificates; Other Information...............................    58
   7.03    Notices.......................................................    58
   7.04    Preservation of Corporate Existence, Etc......................    59
   7.05    Maintenance of Property.......................................    60

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----
   7.06    Insurance.....................................................    60
   7.07    Payment of Obligations........................................    60
   7.08    Compliance with Laws..........................................    60
   7.09    Compliance with ERISA.........................................    60
   7.10    Inspection of Property and Books and Records..................    61
   7.11    Environmental Laws............................................    61
   7.12    Use of Proceeds...............................................    61
   7.13    Solvency......................................................    61
   7.14    Further Assurances............................................    61
   7.15    New Subsidiaries..............................................    61
   7.16    Resolutions; Incumbency.......................................    62

ARTICLE VIII NEGATIVE COVENANTS..........................................    62

   8.01    Limitation on Liens...........................................    62
   8.02    Disposition of Assets.........................................    64
   8.03    Consolidations and Mergers....................................    65
   8.04    Loans and Investments.........................................    66
   8.05    Limitation on Indebtedness....................................    67
   8.06    Transactions with Affiliates..................................    68
   8.07    Use of Proceeds...............................................    68
   8.08    Contingent Obligations........................................    68
   8.09    Lease Obligations.............................................    69
   8.10    Restricted Payments...........................................    69
   8.11    ERISA.........................................................    70
   8.12    Change in Business............................................    70
   8.13    Accounting Changes............................................    70
   8.14    Minimum Net Worth.............................................    70
   8.15    Leverage Ratio................................................    71
   8.16    Fixed Charge Coverage Ratio...................................    71
   8.17    No Impairment of Intercompany Transfers.......................    71
   8.18    Excluded Subsidiaries.........................................    71

ARTICLE IX EVENTS OF DEFAULT.............................................    71

   9.01    Event of Default..............................................    71
   9.02    Remedies......................................................    74
   9.03    Rights Not Exclusive..........................................    74

ARTICLE X THE AGENT......................................................    74

   10.01   Appointment and Authorization; "Agent"........................    74
   10.02   Delegation of Duties..........................................    75

                                Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----
   10.03   Liability of Agent............................................    75
   10.04   Reliance by Agent.............................................    75
   10.05   Notice of Default.............................................    76
   10.06   Credit Decision...............................................    76
   10.07   Indemnification of Agent......................................    77
   10.08   Agent in Individual Capacity..................................    77
   10.09   Successor Agent...............................................    77
   10.10   Withholding Tax...............................................    78
   10.11   Guaranty Matters..............................................    78

ARTICLE XI MISCELLANEOUS.................................................    79

   11.01   Amendments and Waivers........................................    79
   11.02   Notices; Effectiveness; Electronic Communication..............    80
   11.03   No Waiver; Cumulative Remedies................................    81
   11.04   Costs and Expenses............................................    81
   11.05   Company Indemnification.......................................    82
   11.06   Payments Set Aside............................................    82
   11.07   Successors and Assigns........................................    83
   11.08   Assignments by Lenders........................................    83
   11.09   Confidentiality...............................................    86
   11.10   Set-off.......................................................    87
   11.11   Notification of Addresses, Lending Offices, Etc...............    87
   11.12   Counterparts..................................................    87
   11.13   Severability..................................................    87
   11.14   No Third Parties Benefited....................................    87
   11.15   Governing Law and Jurisdiction................................    88
   11.16   Waiver of Jury Trial..........................................    88
   11.17   USA Patriot Act Notice........................................    88
   11.18   Amendment and Restatement.....................................    89
   11.19   Entire Agreement..............................................    89

                                             SCHEDULES

Schedule 1.01      Existing Letters of Credit
Schedule 2.01      Commitments
Schedule 6.05(b)   Litigation
Schedule 6.11      Permitted Liabilities
Schedule 6.19      Subsidiaries and Minority Interests
Schedule 8.02      Specified Asset Sales
Schedule 8.04      Existing Investments
Schedule 8.05      Existing Indebtedness
Schedule 8.08      Contingent Obligations
Schedule 11.02     Lending Offices; Addresses for Notices

                                          EXHIBITS

Exhibit A     Form of Notice of Borrowing
Exhibit B     Form of Notice of Conversion/Continuation
Exhibit C     Form of Compliance Certificate
Exhibit D-1   Form of Legal Opinion of Akin Gump Strauss Hauer & Feld LLP
Exhibit D-2   Form of Legal Opinion of Company's general counsel
Exhibit E     Form of Assignment and Assumption
Exhibit F-1   Form of Promissory Note - Revolving Loan
Exhibit F-2   Form of Promissory Note - Swing Line Loan
Exhibit G     Form of Commitment and Acceptance

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of February 13, 2006, (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") among CBIZ, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders" and each, a "Lender"), and Bank of America, N.A., as administrative agent for the Lenders (the "Agent").

     WHEREAS, the Lenders have agreed to make available to the Company a revolving credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 Certain Defined Terms. The following terms have the following meanings:

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that after giving effect to the merger the Person is a Subsidiary or the Company or a Subsidiary is the surviving entity.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

          "Agent" means Bank of America in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 10.09.

          "Agent-Related Persons" means Bank of America and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates, and the partners, officers, directors, employees, advisors, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agent's Payment Office" means the address for payments set forth on
     Schedule 11.02 or such other address as the Agent may from time to time specify.

          "Agreement" has the meaning set forth in the preamble.

          "Applicable Margin" shall mean on any date the applicable percentage set forth below based upon the Leverage Ratio as shown in the Compliance Certificate then most recently delivered to the Agent and the Lenders:

            Revolving Loans/ Letters of Credit                                Fees
----------------------------------------------------------   --------------------------------------
       Leverage Ratio          Base Rate   Eurodollar Rate   Letter of Credit Fees   Commitment Fee
       --------------          ---------   ---------------   ---------------------   --------------
        > or = 2.00:1.00         1.000%         2.000%               2.000%              0.375%
> or = 1.50:1.00, but < or
= 2.00:1.00                      0.625%         1.625%               1.625%              0.325%
> or = 1.00:1.00, but < or
 = 1.50:1.00                     0.375%         1.375%               1.375%              0.275%
        < or = 1.00:1.00         0.125%         1.125%               1.125%              0.225%

          ; provided however that, (i) for the period from the Closing Date to and including the date of the delivery of the Compliance Certificate for the period ending December 31, 2005, the Applicable Margin shall be determined as if the Leverage Ratio for such period were greater than or equal to 1.00:1.00 but less than 1.50:1.00 and (ii) if the Company shall have failed to deliver to the Lenders by the date required hereunder any Compliance Certificate pursuant to Section 7.02(b), then from the date such Compliance Certificate was required to be delivered until the date of such delivery the Applicable Margin shall be determined as if the Leverage Ratio for such period was greater than or equal to 2.00:1.00. Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which such Compliance Certificate is received by the Agent. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

          "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and book manager.

          "Attorney Costs" means and includes all reasonable and customary fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel related to this Agreement and the other Loan Documents.

          "Bank of America" means Bank of America, N.A., a national banking association, and its successors.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

          "Base Rate" means, for any day, the higher of (a) the rate of interest in effect for such days as publicly announced from time to time by Bank of America as its "prime rate" and (b) the latest Federal Funds Rate plus 0.50% per annum. The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Revolving Loan, or a L/C Advance, that bears interest based on the Base Rate.

          "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Lenders under Article II, and, in the case of Eurodollar Rate Loans, having the same Interest Period.

          "Borrowing Date" means any date on which a Borrowing occurs under
     Section 2.03.

          "Budgeted EBITDA" has the meaning set forth in Section 7.02(d).

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the applicable offshore interbank market.

          "Buying Lender(s)" has the meaning set forth in Section 2.01(c).

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

          "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

          "Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

          "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Lenders). The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at Bank of America.

          "Cash Equivalents" means:

          (a) securities issued or fully guaranteed or insured by the government of the United States or Canada or any agency thereof and backed by the full faith and credit of the United States or Canada having maturities of not more than six months from the date of acquisition;

          (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repo agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by any Lender, or by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia or Canada or any province thereof having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and P-1 by Moody's Investors Service, Inc.;

          (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three months;

          (d) money market funds that invest principally in Cash Equivalents described in clauses (a) through (c) hereof.

          "Change of Control" means any Person or any two or more Persons (in each case other than a Person that is a stockholder of the Company as of the date of this Agreement) acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock of the Company (or other securities convertible into such capital stock) representing 35% or more of the combined voting power of all capital stock of the Company entitled to vote in the election of directors, other than capital stock having such power only by reason of the happening of a contingency.

          "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Lenders.

          "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

          "Commitment" means, collectively, the Revolving Loan Commitment and the Swing Line Loan Commitment.

          "Commitment and Acceptance" means a certificate substantially in the form attached hereto as Exhibit G.

          "Commitment Fee" has the meaning specified in Section 2.10(b).

          "Commitment Increase Notice" has the meaning specified in Section 2.01(c).

          "Company" means CBIZ, Inc., a Delaware corporation.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Consolidated Interest Expense" means, for any period, gross consolidated interest expense (after giving effect to any increase in interest expense resulting from net amount of payments made or received with respect to Permitted Swap Obligations; provided, however, that no net reduction in interest expense shall be permitted if the Company should receive more payments than the Company makes with respect thereto) for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries (other than Excluded Subsidiaries), plus the portion of the upfront costs and expenses for Swap Contracts (to the extent not included in gross interest expense) fairly allocated to such Swap Contracts as expenses for such period, as determined in accordance with GAAP and after giving effect to any Swap Contract then in effect.

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract; provided, however, that neither the term "Contingent Obligation" nor the term "Guaranty Obligation" shall include obligations in respect of insurance, reinsurance, surety or fidelity contracts, bonds or policies entered into or issued in the ordinary course of business. Except as otherwise expressly provided herein, the amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Default Rate" has the meaning set forth in Section 2.09(c).

          "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "EBITDA" means, for any period, for the Company and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income (or net loss) for such period, plus (b) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind, including the impairment of goodwill charges, to the extent included in the determination of such Net Income (or loss), plus (c) Consolidated Interest Expense, to the extent included in the determination of Net Income (or loss), plus (d) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or loss), plus (e) cash dividends received during such period by the Company, or any Subsidiary that is not an Excluded Subsidiary, from Excluded Subsidiaries, provided that the aggregate amount of such cash dividends included in this clause (e) does not exceed fifty percent (50%) of EBITDA after giving effect to the addition of such dividends.

          "EBITDAR" means, for any period, for the Company and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis, determined in accordance with GAAP, the sum of (a) EBITDA for such period, plus, (b) all Rental Expense for such period, plus, (c) non-cash rental charges incurred during such period pursuant to FAS 146 with respect to discontinued leased real property locations.

          "Effective Amount" means (a) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date, (b) with respect to any Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Swing Line Loans occurring on such date and (c) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date. For purposes of Section 2.07, the Effective Amount shall be determined without giving effect to any mandatory prepayments to be made under said Section.

          "Effective Commitment Amount" has the meaning set forth in Section 2.01(c).

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Agent, the Issuing Bank and the Swing Line Bank, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

          "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

          "Environmental Permits" has the meaning specified in Section 6.12(b).

          "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

          "Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" means any of the events or circumstances specified in Section 9.01.

          "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

          "Excluded Subsidiary" means, at any time, any Subsidiary who may not guaranty the Obligations under the Guaranty, in any case without violating federal, state and/or local laws or regulations applicable to such Subsidiary.

          "Excluded Taxes" means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company or any Guarantor hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company or any Guarantor is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 4.08), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 4.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 4.01(a).

          "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of August 6, 2004 among the Company, Bank of America, N.A., as administrative agent, and a syndicate of lenders, as amended, supplemented or otherwise modified prior to the date hereof.

          "Existing Lenders" means the "Lenders" party to and defined in the Existing Credit Agreement.

          "Existing Letter of Credit" means each letter of credit listed on
     Schedule 1.01.

          "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Fee Letter" has the meaning specified in Section 2.10(a).

          "Financial Letters of Credit" means any Letter of Credit which either the Agent or the Issuing Bank determines is required under applicable law (including regulations and guidelines established by banking regulators) relating to reserve requirements to be classified as a financial letter of credit.

          "Fixed Charge Coverage Ratio" means, with respect to the Company and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis for any fiscal period, the ratio of EBITDAR minus Capital Expenditures to Fixed Charges.

          "Fixed Charges" means, with respect to the Company and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis for any fiscal period of determination, (a) Consolidated Interest Expense paid in cash during such fiscal period, plus (b) scheduled payments of principal with respect to Indebtedness for such fiscal period, plus (c) Rental Expense paid for such fiscal period.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are in effect and applicable to the circumstances as of the date of determination; provided, however, that for purposes of all computations required to be made with respect to compliance by the Company with Sections 8.14, 8.15, and 8.16, such term shall mean generally accepted accounting principles as in effect on the date of this Agreement, applied in a manner consistent with those used in preparing the financial statements referred to in Section 6.11
     (a)(x) and (y).

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any board of insurance, insurance department or insurance commissioner and any taxing authority or political subdivision), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Granting Lender" has the meaning specified in Section 11.08(g).

          "Guarantor" means each direct and indirect domestic Subsidiary of the Company that is not an Excluded Subsidiary, whether now existing or hereafter created or acquired.

          "Guaranty" means the Guaranty, dated as of February 13, 2006, duly executed and delivered by each Guarantor in favor of the Agent, on behalf of the Lenders, as the same may be amended, restated, further supplemented or otherwise modified from time to time.

          "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

          "Hazardous Materials" means any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof.

          "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under applicable law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under applicable law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in the Highest Lawful Rate without notice to the Company.

          "Honor Date" has the meaning set forth in Section 3.03.

          "Indebtedness" of any Person means, without duplication:

          (a) all indebtedness for borrowed money;

          (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables and other accrued liabilities entered into in the ordinary course of business);

          (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments and all L/C Obligations;

          (d) all obligations evidenced by notes, bonds, debentures or similar instruments;

          (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

          (f) all Capital Lease Obligations;

          (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

          (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "Indemnified Liabilities" has the meaning specified in Section 11.05.

          "Indemnified Person" has the meaning specified in Section 11.05.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Independent Auditor" has the meaning specified in Section 7.01(a).

          "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Interest Payment Date" means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Eurodollar Rate Loan and, as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December; provided, however, that if any Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "Interest Period" means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Eurodollar Rate Loan, and ending on the date seven days, one month, two months, three months or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

          provided that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "Issuance Date" has the meaning specified in Section 3.01(a).

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder together with any replacement letter of credit issuer arising under Section 10.01(b) or Section 11.08(h).

          "Lender" has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include Bank of America, including in its capacity as Issuing Bank and Swing Loan Lender; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Bank, its status as such will be specifically referenced.

          "Lender Increase Notice" has the meaning set forth in Section 2.01(c).

          "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Lender may from time to time notify the Company and the Agent.

          "L/C Advance" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Application" means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under Section 3.03(c).

          "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $20,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

          "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 3.03. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance), such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

          "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          "Letter of Credit" means any (a) letter of credit (whether commercial letters of credit or standby letters of credit) that is Issued by the Issuing Bank pursuant to Article III and (b) "Letter of Credit" outstanding on the Closing Date issued under the Existing Credit Agreement.

          "Leverage Ratio" means, with respect to the Company and its Subsidiaries (other than Excluded Subsidiaries), on a consolidated basis, as of any date of determination, the ratio of total consolidated Indebtedness as of such date to EBITDA for the twelve month period then most recently ended (taken as a single accounting period).

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement in the nature of a security interest of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing (other than equal and ratable clauses), but not including the interest of a lessor under an operating lease.

          "Loan" means an extension of credit by a Lender to the Company under
     Article II or Article III in the form of a Revolving Loan, Swing Line Loan or L/C Borrowing.

          "Loan Documents" means this Agreement, the Existing Credit Agreement, any Notes, the Fee Letter, the L/C Related Documents, the Guaranty and all other documents and certificates delivered to the Agent or any Lender in connection herewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Majority Lenders" means at any time, Lenders holding more than 50% of the then aggregate Commitments or, if the Commitments have been terminated, Lenders holding more than 50% of the then unpaid principal amount of Loans and L/C Obligations; provided that the Commitment of any Defaulting Lender shall be excluded for the purposes of making a determination of Majority Lenders.

          "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Company and its Subsidiaries (other than Excluded Subsidiaries) taken as a whole, or of the Company and its Subsidiaries (including Excluded Subsidiaries) taken as a whole; (b) a material impairment of the ability of the Company or any Guarantor to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Loan Document.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the immediately preceding six (6) years, has made, or been obligated to make, contributions.

          "Net Income" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that (a) there shall be excluded from such determination, to the extent otherwise included therein,
     (i) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of, or without any third-party consent required by, its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (ii) any non-cash charges relating to the FAS 142 goodwill impairment, (iii) non-cash, deferred financing charges, (iv) income and losses with respect to operations disposed of in accordance with Section 8.02 or with respect to "discontinued operations" (as determined in accordance with GAAP), (v) gains and losses from dispositions permitted under Section 8.02 or with respect to "discontinued operations" (as determined in accordance with GAAP), (vi) non-cash charges related to the effect of changes in accounting principles (all of which are in accordance with GAAP) and (vii) extraordinary gains and losses and (b) there shall be included in such determination, on a pro forma basis, the income (or loss) of any entity or business unit which is the subject of an Acquisition by the Company or any Subsidiary of the Company (other than the Acquisition of an Excluded Subsidiary or its assets) during such period (and including, without limitation, the affect on Net Income attributable to any Indebtedness assumed in connection with such Acquisition) as if such Acquisition were consummated as of the first day of such period (including adjustments as are permitted under Regulation S-X of the SEC).

          "Net Worth" means shareholders' equity as determined in accordance with GAAP.

          "Note" means a promissory note or an amended and restated promissory note, as applicable, executed by the Company in favor of a Lender pursuant to Section 2.02(b), in substantially the form of Exhibit F-1, with respect to Revolving Loans, and Exhibit F-2, with respect to the Swing Line Loan.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and for any limited liability company, the certificate of formation, the operating agreement and any instruments relating to the rights of members of such limited liability company and all applicable resolutions of the governing body of such limited liability company.

          "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, or enforcement of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "Participant" has the meaning specified in Section 11.08(c).

          "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding six (6) plan years.

          "Permitted Acquisition" means an Acquisition which meets the following criteria:

          (1) No Default or Event of Default has occurred and is continuing at the time of the consummation of such Acquisition and no Default or Event of Default would occur after giving effect to such Acquisition;

          (2) The target company or operations shall be in a same or similar line of business as the Company or any of its Subsidiaries is engaged in;

          (3) After giving pro forma effect to such Acquisition (calculated as if such Acquisition was consummated as of the first day of such twelve month period, including the effect of any Indebtedness assumed in connection with such Acquisition, and including adjustments as are permitted under Regulation S-X of the SEC), the Leverage Ratio for the twelve month period most recently ended with respect to which the

     Company has delivered financial statements pursuant to Section 7.01 is less than 2.00 to 1.00, or if the Leverage Ratio for such twelve month period is greater than or equal to 2.00 to 1.00, the aggregate cash consideration paid, incurred or assumed by the Company or any of its Subsidiaries upon the consummation of such Acquisition and with respect to all other Acquisitions consummated during such period, plus Indebtedness of the target company or operations assumed by the Company or any of its Subsidiaries (other than payments by the target company prior to the Acquisition) with respect to each such Acquisitions, plus any deferred payments booked as a liability upon the consummation of such Acquisitions (collectively, "Cash Consideration"), plus the aggregate consideration paid by the Company during such period with respect to stock repurchases and redemptions, is equal to or less than $5,000,000;

          (4) Such Acquisition shall be consensual and shall have been approved by the applicable target company's or seller's board of directors;

          (5) The Company shall have complied with Section 7.15 with respect to each new Subsidiary created or acquired in connection with such Acquisition (other than Excluded Subsidiaries);

          (6) For each Acquisition with respect to which the sum of the Cash Consideration and non-cash consideration paid, incurred or assumed by the Company exceeds $10,000,000, the Company shall have delivered to the Agent and the Lenders a certificate executed by a Responsible Officer, demonstrating to the satisfaction of the Agent that, after giving pro forma effect to such Acquisition (calculated as if such Acquisition was consummated as of the first day of the twelve month period most recently ended with respect to which the Company has delivered financial statements pursuant to Section 7.01, including the effect of any Indebtedness assumed in connection with such Acquisition, and including adjustments as are permitted under Regulation S-X of the SEC, all such adjustments being disclosed in reasonable detail), the Company is in compliance with clause
     (3) of this definition, Section 8.04(k), if applicable, Section 8.15 and
     Section 8.16, and certifying to clause (1) above.

          "Permitted Liens" has the meaning specified in Section 8.01.

          "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority or other entity.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any ERISA Affiliate sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          "Proposed New Lender" has the meaning set forth in Section 2.01(c).

          "Pro Rata Share" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Revolving Loan Commitment divided by the aggregate Revolving Loan Commitments of all Lenders.

          "Reconciliation Certificate" means a certificate executed by a Responsible Officer of the Company providing a reconciliation report of the Company and its Subsidiaries on a consolidated basis, setting forth a calculation of the financial covenants set forth in Sections 8.14 through
     8.16 hereof, but, including, for the purposes of such reconciliation, the financial information of all Excluded Subsidiaries of the Company to the extent previously excluded from the calculation thereof, in a form and accompanied by such detail and documentation as shall be requested by the Agent in its reasonable discretion.

          "Register" has the meaning specified in Section 11.08(b).

          "Rental Expense" means, for any period, the sum of (without duplication with respect to gross lease arrangements): (a) all rental payments, (b) all common area maintenance payments made pursuant to real property leases and (c) all real estate taxes paid by the Company and its Subsidiaries (other than Excluded Subsidiaries) pursuant to real property leases not constituting Capital Lease Obligations.

          "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority not subject to a stay order issued by a court of competent jurisdiction, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer, chief operating officer, the president, or the chief financial officer of the Company, or any other officer having substantially the same authority and responsibility as the chief financial officer; or, with respect to compliance with financial covenants, the chief financial officer, vice president-finance or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Revolving Loan" has the meaning specified in Section 2.01.

          "Revolving Loan Commitment", as to each Lender, has the meaning specified in Section 2.01.

          "Revolving Termination Date" means the earlier to occur of:

          (a) February 13, 2011; and

          (b) the date on which the Revolving Loan Commitments terminate in accordance with the provisions of this Agreement.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Selling Lender(s)" has the meaning set forth in Section 2.01(c).

          "Solvent" means, when used with respect to any Person, that as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise" (whether or not reflected on a balance sheet prepared in accordance with GAAP), as of such date (as such quoted terms are determined in accordance with the Bankruptcy Code or other applicable bankruptcy, insolvency or other debtor relief laws) as such debts become due and payable, (b) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct their business taking into account the particular capital requirements of such Person and its projected capital requirements and availability and (c) such Person will be able to pay their debts as they mature, taking into account the timing of and amounts of cash to be received by such Person, and the timing and amounts of cash to be payable on or in respect of indebtedness of such Person. For the purposes of this definitions, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgement, liquidated, or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, real or equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right of payment whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          "SPC" has the meaning specified in Section 11.08(g).

          "Specified Asset Sale" means each asset disposition described in
     Schedule 8.02 to this Agreement.

          "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

          "Surety Instruments" means all letters of credit (including, without limitation, standby, commercial and documentary), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
     (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

          "Swing Line Bank" means Bank of America, in its capacity as provider of the Swing Line Loans.

          "Swing Line Loan" has the meaning specified in Section 2.01(b).

          "Swing Line Loan Commitment" has the meaning specified in Section 2.01(b).

          "Swing Line Rate" means the Base Rate.

          "Swing Line Termination Date" means the earlier to occur of:

          (a) February 13, 2011; and

          (b) the Revolving Termination Date.

          "Tangible Assets" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the total assets of the Company and its

     Subsidiaries minus goodwill and other intangible assets of the Company and its Subsidiaries on that date, as determined in accordance with GAAP.

          "Tangible Net Worth" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, Net Worth minus goodwill and other intangible assets of the Company and its Subsidiaries on that date, as determined in accordance with GAAP.

          "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          "Type" means, with respect to any Borrowing, its nature as a Base Rate Loan or an Eurodollar Rate Loan.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          "Wholly-Owned Subsidiary" means any corporation, association, partnership, limited liability company, joint venture or other business entity in which (other than directors' or other qualifying shares required by law) 100% of the equity interests of each class having ordinary voting power, and 100% of the equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, and
(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

     1.03 Accounting Principles.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP consistently applied; provided, that audited financial statements shall be prepared in accordance with the standards of the Public Company Accounting and Oversight Board Rule 3100.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

     2.01 Amounts and Terms of Commitments. (a) Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (together with all "Revolving Loans" owing to such Lender on the Closing Date pursuant to and as defined in the Existing Credit Agreement, the "Revolving Loans") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time the amount set forth on Schedule 2.01 for such Lender (such amount, as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Lender's "Revolving Loan Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans (exclusive of Revolving Loans, Swing Line Loans and L/C Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans), the Effective Amount of all outstanding Revolving Loans, Swing Line Loans and L/C Obligations, shall not at any time exceed the aggregate Revolving Loan Commitment set forth on Schedule

2.01, as such may be reduced under Section 2.05; and provided further, that the Effective Amount of the Revolving Loans of any Lender plus the participation of such Lender in the Effective Amount of all Swing Loan Loans and L/C Obligations shall not at any time exceed such Lender's Revolving Loan Commitment. Within the limits of each Lender's Revolving Loan Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(a), prepay under Section 2.06 and reborrow under this Section 2.01(a). Upon the satisfaction of each of conditions set forth in Section 5.01, all "Revolving Loans" owing to the Existing Lenders, on the Closing Date under and as defined in the Existing Credit Agreement shall thereupon constitute Revolving Loans hereunder subject to the terms of this Agreement.

          (b) Subject to the terms and conditions hereof, the Swing Line Bank agrees to make loans to the Company (together with all "Swing Line Loans" owing to the Swing Line Bank on the Closing Date pursuant to and as defined in the Existing Credit Agreement, the "Swing Line Loans") from time to time on any Business Day during the period from the Closing Date to the Swing Line Termination Date in an aggregate principal amount at any one time outstanding not to exceed $15,000,000 (the "Swing Line Loan Commitment"); provided, after giving effect to any Borrowing of Swing Line Loans, the Effective Amount of all outstanding Swing Line Loans shall not at any time exceed the Swing Line Loan Commitment; and provided further, that the Effective Amount of all outstanding Revolving Loans, Swing Line Loans and L/C Obligations shall not at any time exceed the aggregate Revolving Loan Commitment. Prior to the Swing Line Termination Date, the Company may use the Swing Line Loan Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. All Swing Line Loans shall bear interest at the Swing Line Rate and shall not be entitled to be converted into Loans that bear interest at any other rate. Upon the satisfaction of each of conditions set forth in Section 5.01, all "Swing Line Loans" owing to the Swing Line Bank on the Closing Date under and as defined in the Existing Credit Agreement shall thereupon constitute Swing Line Loans hereunder subject to the terms of this Agreement.

          (c) Increase of Revolving Loan Commitment. (i) At any time, the Company may request (in consultation with the Agent) that the aggregate Revolving Loan Commitment be increased in a minimum amount equal to, and in minimum increments of, $1,000,000, provided that, (A) the aggregate Revolving Loan Commitment shall at no time exceed $150,000,000 and (B) the Company shall not previously have reduced the aggregate Revolving Loan Commitment. Such request shall be made in a written notice given to the Agent and the Lenders by the Company not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a "Commitment Increase Notice") shall specify the amount of the proposed increase in the aggregate Revolving Loan Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to the date that is fifteen (15) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Agent being herein a "Lender Increase Notice"). Any Lender which does not submit a Lender Increase Notice to the Agent prior to the expiration of such fifteen (15) Business

Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Company in the Commitment Increase Notice, the Agent and the Arranger shall have the right, in consultation with the Company, to allocate the amount of increases necessary to meet the Company's Commitment Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Company, not later than three (3) Business Days prior to the proposed effective date the Company may notify the Agent of any financial institution that shall have agreed to become a "Lender" party hereto (a "Proposed New Lender") in connection with the Commitment Increase Notice. Any Proposed New Lender shall be subject to the consent of the Agent (which consent shall not be unreasonably withheld). If the Company shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Company shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Agent shall notify the Company and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Proposed New Lenders' Commitment (the "Effective Commitment Amount") and the amount of the aggregate Revolving Loan Commitment, which amount shall be effective on the following Business Day. Any increase in the aggregate Revolving Loan Commitment shall be subject to the following conditions precedent: (1) the Company shall have obtained from each Subsidiary party to a Loan Document its reaffirmation of such Loan Documents, if any, executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Agent, (2) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the aggregate Revolving Loan Commitment, all representations and warranties shall be true and correct in all material respects as though made on such date (except to the extent such representation or warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date) and no event shall have occurred and then be continuing which constitutes a Default or Event of Default, (3) the Company, the Agent and each Proposed New Lender or Lender that shall have agreed to provide a "Commitment" in support of such increase in the aggregate Revolving Loan Commitment shall have executed and delivered a "Commitment and Acceptance" substantially in the form of Exhibit G hereto, (4) counsel for the Company and for any such guarantors shall have provided to the Agent supplemental opinions in form and substance reasonably satisfactory to the Agent and (5) the Company and the Proposed New Lender shall otherwise have executed and delivered such other instruments and documents as are consistent with those required under Article V or that the Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Buying Lenders (as defined below) in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the aggregate Revolving Loan Commitment, the Agent shall promptly advise the Company and each Lender of the effective date of such increase. Upon the effective date of any increase in the aggregate Revolving Loan Commitment that is provided by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

               (ii) For purposes of this clause (ii), (A) the term "Buying Lender(s)" shall mean (1) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the aggregate Revolving Loan Commitment and (2) each Proposed New Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice, and (B) the term "Selling Lender(s)" shall mean each Lender whose Commitment is not being increased from that in effect prior to such increase in the aggregate Revolving Loan Commitment. Effective on the effective date of any increase in the aggregate Revolving Loan Commitment pursuant to clause (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Loans in the respective dollar amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Loans shall equal such Selling Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Effective on the effective date of the increase in the aggregate Revolving Loan Commitment pursuant to clause (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans purchased hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Buying Lender's outstanding Loans shall equal such Buying Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Such amount shall be payable on the effective date of the increase in the aggregate Revolving Loan Commitment by wire transfer of immediately available funds to the Agent. The Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans, except for participations which will be extinguished upon payment to Selling Lender of an amount equal to the portion of the outstanding Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Commitment and Acceptance with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Company hereby agrees to compensate each Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurodollar Rate Loan hereunder on the terms and in the manner as set forth in Section 4.04.

     2.02 Loan Accounts.

          (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Lender shall be prima facie evidence of the amount of the Loans made by the Lenders to the Company, and the Letters of Credit issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

          (b) Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall record on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to make such recordations on its Note(s) and each Lender's record shall be deemed prima facie correct; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

          (c) The Notes issued as of the Closing Date shall be issued in substitution for, and shall replace, each of the respective "Notes" issued to the "Lenders" pursuant to and defined in the Existing Credit Agreement.

     2.03 Procedure for Borrowing.

          (a) Revolving Loans. (i) Each Borrowing (other than a L/C Borrowing or a Borrowing of Swing Line Loans) shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:00 a.m. (Chicago time)
(x) three (3) Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans and (y) on the date of the requested Borrowing Date, in the case of Base Rate Loans, specifying:

               (1) the amount of the Borrowing, which shall be in an aggregate minimum amount of $500,000, or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans, and $1,000,000, or any multiple of $500,000 in excess thereof, in the case of Eurodollar Rate Loans;

               (2) the requested Borrowing Date, which shall be a Business Day;

               (3) the Type of Loans comprising the Borrowing; and

               (4) the duration of the Interest Period applicable to such Eurodollar Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:00 a.m. (Chicago time) on the Closing Date and such Borrowing will consist of Base Rate Loans only except as provided in Section 2.04(g).

          (ii) The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

          (iii) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 2:00 p.m. (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of Bank of America with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          (iv) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than seven different Interest Periods in effect.

          (b) Swing Line Loans. (i) The Company may borrow under the Swing Line Loan Commitment on any Business Day until the Swing Line Termination Date; provided that the Company shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 12:00 noon (Chicago time)) and the Agent shall promptly deliver to the Company and the Swing Line Bank a confirmation of such notice specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of $100,000 or a whole multiple of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Bank to the Company in immediately available funds at the office of the Swing Line Bank by 2:00 p.m. (Chicago time) on the date of such notice. The Company may at any time and from time to time, prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Agent prior to 12:00 noon (Chicago time) on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.

          (ii) The Agent, acting upon the demand of the Swing Line Bank, at any time in the Swing Line Bank's sole and absolute discretion, shall on behalf of the Company (which hereby irrevocably directs the Agent to so act on its behalf) notify each Lender (including the Swing Line Bank) to make a Revolving Loan to the Company in a principal amount equal to such Lender's Pro Rata Share of the amount of such Swing Line Loan, unless any Lender or Lenders shall be obligated, pursuant to Section 2.01(a), to make funds available to the Agent on the date such notice is given in an aggregate amount equal to or in excess of such Swing Line Loan, in which case such funds shall be applied by the Agent first to repay such Swing Line Loan and any remaining funds shall be made available to the Company in accordance with Section 2.01(a); provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Section 9.01(f) or (g). Upon notice from the Agent, following any demand by the Swing Line Bank each Lender (other than the Swing Line Bank) will immediately transfer to the Agent, for transfer to the Swing Line Bank, in immediately available funds, an amount equal to such Lender's Pro Rata Share of the amount of such Swing Line Loan so repaid. Each Lender's obligation to transfer the amount of such

Revolving Loan to the Agent shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Bank, (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Revolving Loan Commitment, (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person, (iv) any breach of this Agreement by the Company or any other Person or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (iii) Notwithstanding anything herein to the contrary, the Swing Line Bank (i) shall not be obligated to make any Swing Line Loan if the conditions set forth in Article V have not been satisfied and (ii) shall not make any requested Swing Line Loan if, prior to 1:00 p.m. (Chicago time) on the date of such requested Swing Line Loan, it has received a written notice from the Agent or any Lender directing it not to make further Swing Line Loans because one or more of the conditions specified in Article V are not then satisfied.

          (iv) If prior to the making of a Loan required to be made by Section 2.03(b)(ii) an Event of Default described in Section 9.01(f) or 9.01(g) shall have occurred and be continuing with respect to the Company, each Lender will, on the date such Loan was to have been made pursuant to the notice described in
Section 2.03(b)(ii), purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Agent for the benefit of the Swing Line Bank, in immediately available funds, the amount of its participation.

          (v) Whenever, at any time after a Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Bank receives any payment on account thereof, the Swing Line Bank will distribute to the Agent for delivery to each Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Bank is required to be returned, such Lender will return to the Agent for delivery to the Swing Line Bank any portion thereof previously distributed by the Swing Line Bank to it.

          (vi) Each Lender's obligation to make the Loans referred to in Section 2.03(b)(ii) and to purchase participating interests pursuant to Section 2.03(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Company may have against the Swing Line Bank, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any Subsidiary or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.04 Conversion and Continuation Elections.

          (a) The Company may, upon irrevocable written notice to the Agent in accordance with the provisions of this Section 2.04:

               (i) elect, as of any Business Day, in the case of Base Rate Loans (other than Swing Line Loans), or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an aggregate minimum amount of $500,000, or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans, and $1,000,000, or any multiple of $500,000 in excess thereof, in the case of Eurodollar Rate Loans) into Loans of any other Type; or

               (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.

          (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:00 a.m. (Chicago time) at least (i) three (3) Business Days in advance of the Conversion/ Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans and (ii) on the date of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (i) the proposed Conversion/Continuation Date;

               (ii) the aggregate amount of Loans to be converted or continued;

               (iii) the Type of Loans resulting from the proposed conversion or continuation; and

               (iv) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Company has failed to submit or complete a notice in accordance with Section 2.04(b), the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into a one month Eurodollar Rate Loan, provided, however, if any Default or Event of Default then exits, the Company shall be deemed to have elected to convert such Eurodollar Rate Loans into a Base Rate Loan.

          (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic continuation or conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans, with respect to which the notice was given, held by each Lender.

          (e) Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Eurodollar Rate Loan.

          (f) After giving effect to any conversion or continuation of Eurodollar Rate Loans, unless the Agent shall otherwise consent, there may not be more than seven different Interest Periods in effect.

          (g) Notwithstanding the foregoing, all Loans outstanding as of the Closing Date and originally made pursuant to the Existing Credit Agreement shall continue to be of the same Type and shall have the same Interest Period as established for such Loans under the Existing Credit Agreement until converted into a different Type pursuant to this Agreement or until such Interest Period expires or such Loans are prepaid by the Company.

     2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three (3) Business Days' prior written notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the amount of the Commitments then in effect, (ii) the Effective Amount of all Swing Line Loans then outstanding would exceed the Swing Line Loan Commitment or (iii) the Effective Amount of all L/C Obligations would exceed the L/C Commitment. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the Commitments shall be applied to reduce the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued Commitment Fees and letter of credit fees to, but not including, the effective date of any reduction or termination of the Commitments shall be paid on the effective date of such reduction or termination.

     2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon irrevocable notice to the Agent by 10:00 a.m. (Chicago time), prepay Loans ratably among the Lenders in whole or in part without penalty, in minimum amounts of $500,000, or any multiple of $100,000 in excess thereof, in the case of Base Rate Loans, and $500,000, or any multiple of $500,000 in excess thereof, in the case of Eurodollar Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

     2.07 Mandatory Prepayments of Loans.

          (a) The Company shall promptly, but in any event within two (2) Business Days, prepay the outstanding principal amount of the Revolving Loans or Swing Line Loans on any date on which the aggregate outstanding principal amount of such Loans together with the

Effective Amount of the L/C Obligations (after giving effect to any other repayments or prepayments on such day) exceeds the aggregate Revolving Loan Commitment in the amount of such excess, or if any such excess remains after a prepayment in full hereunder of all outstanding Loans, the Company shall Cash Collateralize the outstanding Letters of Credit to the extent of such remaining excess.

          (b) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the aggregate L/C Commitment.

          (c) General. Any prepayments pursuant to this Section 2.07 shall be applied first to any Base Rate Loans then outstanding and then to Eurodollar Rate Loans with the shortest Interest Periods remaining. The Company shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount prepaid and any amounts required pursuant to Section 4.04.

     2.08 Repayment.

          (a) Revolving Loans. The Company shall repay to the Lenders on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

          (b) Swing Line Loans. The Company shall repay to the Swing Line Bank on the Swing Line Termination Date the aggregate principal amount of Swing Line Loans outstanding on such date.

     2.09 Interest.

          (a) Each Loan (other than Swing Line Loans) shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to either the Eurodollar Rate or the Base Rate, as the case may be, plus the Applicable Margin (and subject to the Company's right to convert to other Types of Loans under Section 2.04). Swing Line Loans shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Swing Line Rate.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Lenders.

          (c) Notwithstanding Section 2.09(a), while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans; and in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2% (the "Default Rate").

          (d) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the actual term of the Obligations hereunder.

     2.10 Fees.

          (a) Agency Fees. The Company shall pay the fees to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") among the Company, the Arranger and the Agent, dated January 20, 2006.

          (b) Commitment Fees. The Company shall pay to the Agent for the account of each Lender a commitment fee ("Commitment Fee") on the average daily unused portion of such Lender's Revolving Loan Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, at the Applicable Margin per annum. For purposes of calculating utilization under this Section, the Revolving Loan Commitment shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding but excluding for the purposes of calculating utilization under this Section the Effective Amount of Swing Line Loans. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Revolving Loan Commitment under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

     2.11 Computation of Fees and Interest.

          (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "reference rate" shall be made on the basis of a year of 365 or

366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders and shall be prima facie evidence of such interest rate. The Agent will, at the request of the Company or any Lender, deliver to the Company or the Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

     2.12 Payments by the Company.

          (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, (i) solely for the purpose of calculating the accrual of interest on the outstanding Obligations, no later than 12:00 Noon (Chicago time) on the date specified herein and (ii) for all other purposes, no later than 5:00 PM (Chicago time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than the time specified herein shall be deemed to have been received on the following Business Day and any applicable interest or fees shall continue to accrue for the day actually received.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.13 Payments by the Lenders to the Agent.

          (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Lender's Pro Rata

Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this clause (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                                   ARTICLE III

                              THE LETTERS OF CREDIT

     3.01 The Letter of Credit Subfacility.

          (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company or any Subsidiary of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and (d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations and Swing Line Loans plus the Effective Amount of all Revolving Loans exceeds the aggregate Revolving Loan Commitment, (2) the participation of any Lender in the Effective Amount of all L/C Obligations and Swing Line Loans plus the Effective Amount of the Revolving Loans of such Lender exceeds such Lender's Revolving Loan Commitment or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

          (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Lender, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is after the Revolving Termination Date, unless the Company has Cash Collateralized, in form and substance satisfactory to the Issuing Bank, its L/C Obligations under such Letter of Credit on or prior to the date of the Issuance of such Letter of Credit;

               (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or

               (v) such Letter of Credit is in a face amount less than $25,000, unless such lesser amount is approved by the Agent and the Issuing Bank, or is to be denominated in a currency other than Dollars.

     3.02 Issuance, Amendment and Renewal of Letters of Credit.

          (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three (3) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of a L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit;
(iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

          (b) Prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day on which the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, with the written approval of the Agent, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

          (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least three (3) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of a L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

          (d) The Issuing Bank and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least five (5) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of a L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or
(B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this clause (d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received a L/C Amendment Application from the Company requesting such renewal.

          (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

          (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

          (g) The Issuing Bank will also deliver to the Agent (and the Agent shall deliver a copy to each Lender), concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising lender or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

     3.03 Risk Participations, Drawings and Reimbursements.

          (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.10(b), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

          (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company and the Agent. The Company shall reimburse the Issuing Bank (by a L/C Borrowing or otherwise) prior to 12:00 Noon (Chicago time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 Noon (Chicago time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans in an aggregate amount equal to the unreimbursed drawing be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the conditions set forth in Section
5.02. Any notice given by the Issuing Bank or the Agent pursuant to this clause
(b) may be given by telephone if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (c) Each Lender (including the Lender acting as Issuing Bank) shall upon any notice pursuant to Section 3.03(b) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders that so make funds available shall (subject to Section 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. With respect to any unreimbursed drawing that is not fully refinanced by a Revolving Loan consisting of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank a L/C Borrowing in the amount of the unreimbursed drawing that is not so refinanced, which L/C Borrowing shall be due and payable on demand by the Agent or the Issuing Bank (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Agent for the account of the Issuing Bank pursuant to this Section 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute a L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03. Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 3.03(c) to reimburse the Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the Issuing Bank. The Agent shall remit the funds so received to the Issuing Bank. If any Lender so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 2:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date on which such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. A certificate of the Issuing Bank submitted to any Lender (through the Agent) with respects to any amounts owing under this Section shall be conclusive absent manifest error. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03.

          (d) Each Lender's obligation in accordance with this Agreement to make the Revolving Loans or to fund its L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans under this Section 3.03 (but not its obligation to fund L/C Advances) is subject to the conditions set forth in
Section 5.02 (other than delivery by the Company of a Borrowing Notice). No such making of a L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit, together with interest as provided herein.

     3.04 Repayment of Participations.

          (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to
Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Lender's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Agent for the account of the Issuing Bank.

          (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to Section 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

     3.05 Role of the Issuing Bank.

          (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document which on its face appears valid or the authority of the Person executing or delivering any such document.

          (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Majority Lenders (or all of the Lenders, as applicable under Section 11.01); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

          (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, unless it received a notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which appear to be in order when presented.

     3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

               (ii) any permitted change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that the Company or any Subsidiary of the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

               (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any permitted payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

               (vi) any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a Subsidiary of the Company.

     3.07 Cash Collateral Pledge. Upon (i) the request of the Agent or the Majority Lenders, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in a L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.07(b) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

     3.08 Letter of Credit Fees.

          (a) The Company shall pay to the Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit equal to the Applicable Margin per annum of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each March, June, September and December based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (b) The Company shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.125% per annum of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which such Letter of Credit is outstanding, commencing on the first such quarterly date to occur after such Letter of Credit is issued, through the Revolving Termination Date (or such later date upon which such Letter of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

          (c) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

     3.09 Uniform Customs and Practice. Unless otherwise expressly agreed by the Issuing Bank and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

     3.10 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company's business derives substantial benefits from the businesses of such Subsidiaries.

     3.11 Outstanding Letters of Credit. The Existing Letters of Credit set forth on Schedule 1.01 were issued prior to the Closing Date pursuant to the Existing Credit Agreement and will remain outstanding as of the Closing Date. The Company, the Issuing Bank and each of the Lenders hereby agree with respect to the Existing Letters of Credit that each such Existing Letter of Credit, for all purposes under this Agreement, shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement. Each Lender further agrees to participate in each such Existing Letter of Credit in an amount equal to its Pro Rata Share of the stated amount of such Existing Letter of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01 Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by the Company. The Company shall indemnify the Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Company is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

               (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

               (ii) duly completed copies of Internal Revenue Service Form
     W-8ECI,

               (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Company within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

               (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

          (f) Treatment of Certain Refunds. If the Agent, any Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the Issuing Bank in the event the Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

     4.02 Illegality.

          (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Lender to the Company through the

Agent, any obligation of that Lender to make Eurodollar Rate Loans shall be suspended until the Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any Eurodollar Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Eurodollar Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loan. If the Company is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Company may borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Lender to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Eurodollar Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

     4.03 Increased Costs and Reduction of Return.

          (a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date of this Agreement or (ii) the compliance by that Lender with any guideline or request after the date of this Agreement from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans (except for any such reserve requirement reflected in the Eurodollar Reserve Percentage), or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation after the date of this Agreement, (ii) any change in any Capital Adequacy Regulation after the date of this Agreement,
(iii) any change after the date of this Agreement in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

     4.04 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

               (i) the failure of the Company to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

               (ii) the failure of the Company to borrow a Loan, continue a Eurodollar Rate Loan or convert a Loan into a Eurodollar Rate Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

               (iii) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

               (iv) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of an Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period;

               (v) the automatic conversion under Section 2.04 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

               (vi) any Buying Lender is deemed to have purchased a Eurodollar Rate Loan bearing interest at a rate which is less than the prevailing rate of interest on Eurodollar Rate Loans at the time of purchase in accordance with Section 2.01(c); or

               (vii) any Selling Lender pursuant to Section 2.01(c) is deemed to have sold a Eurodollar Rate Loan bearing interest at a rate which is higher than the prevailing rate of interest on Eurodollar Rate Loans at the time of sale in accordance with Section 2.01(c);

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under Section 4.03(a), each Eurodollar Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

     4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to Section 2.09(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

     4.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. Notwithstanding anything to the contrary contained in this Agreement, no amounts shall be payable by the Company pursuant to Sections 4.03 or 4.04 with respect to any period commencing more than one hundred eighty (180) days before the delivery of the certificate contemplated by this Section 4.06 unless such amounts are claimed as a result of the retroactive effect of any newly enacted or adopted law, rule or regulation and such certificate is delivered within 180 days after such enactment or adoption.

     4.07 Survival. The agreements and obligations of the Company in this
Article IV shall survive the payment of all other Obligations.

     4.08 Replacement of Lenders. Upon any Lender's making a claim for compensation under Section 4.01 or 4.03, the Company may replace such Lender in accordance with this Section. The Company may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Revolving Loan Commitment (with the assignment fee to be paid by the Company in such instance) pursuant to Section 11.08(a) to one or more other Lenders or Eligible Assignees procured by the Company; provided, however, that if the Company elects to exercise such right with respect to any Lender, it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to
Section 4.01 or 4.03. The Lender shall have received payment in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Sections 4.01, 4.03 and 4.04), and the Company shall release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Revolving Loan Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans.

                                   ARTICLE V

                              CONDITIONS PRECEDENT


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

     5.01 Conditions of Effectiveness and Initial Credit Extensions. The effectiveness of the restatement and amendment of the Existing Credit Agreement pursuant to this Agreement and the obligation of each Lender to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Lender (the satisfaction of each Lender being conclusively evidenced by such Lender's execution and delivery of its counterpart of this Agreement), and in sufficient copies for each Lender:

          (a) Credit Agreement and Notes. This Agreement and the Notes (if any) executed by each party thereto;

          (b) Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary (except with respect to Government Employee Benefits Corporation of Georgia) that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company, and each Subsidiary (except with respect to Government Employee Benefits Corporation of Georgia) that may become party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c) Organization Documents; Good Standing. Each of the following documents:

               (i) the Organization Documents of the Company and each Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary or Manager of such Person as of the Closing Date; and

               (ii) a good standing certificate for the Company and each Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of organization as of a recent date;

          (d) Legal Opinions. An opinion addressed to the Agent and the Lenders of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, substantially in the form of Exhibit D-1. An opinion addressed to the Agent and the Lenders of Michael W. Gleespen, general counsel to the Company and its Subsidiaries substantially in the form of Exhibit D-2.

          (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and Bank of America); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.07;

          (f) Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date:

               (i) stating that the representations and warranties contained in
     Article VI are true and correct on and as of such date, as though made on and as of such date;

               (ii) stating that no Default or Event of Default exists or would result from the Credit Extension; and

               (iii) stating that there has occurred since December 31, 2004, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (g) Guaranty. The Guaranty, executed by each Guarantor.

          (h) Solvency Certificate. A written solvency certificate from the chief financial officer of the Company in form and content satisfactory to the Lenders, dated the initial Borrowing Date, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, Company, after giving effect to the initial Credit Extension.

          (i) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

          (j) Financial Statements. The financial statements and other information referenced in Section 6.11.

     Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     5.02 Conditions to All Credit Extensions. The obligation of each Lender to make any Loan (but not its obligations to fund its participation interests pursuant to Section 2.03(b)(ii) or Section 3.03(c)) to be made by it (including its initial Loan hereunder) or to continue as, or convert any Loan into, an Eurodollar Rate Loan under Section 2.04 and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

          (a) Notice, Application. The Agent shall have received (with a copy for each Lender) (i) a Notice of Borrowing (or equivalent notice pursuant to
Section 2.03(b) with respect to Swing Line Loans), (ii) in the case of a conversion or continuation under Section 2.04, a Notice of Conversion/Continuation, or (iii) in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received a L/C Application or L/C Amendment Application, as required under Section 3.02;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

          (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance.

Each Notice of Borrowing, L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Lender that:

     6.01 Corporate Existence and Power. The Company and each of its
Subsidiaries:

          (a) is a corporation (or a limited liability company) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

          (b) has the power and authority and all material governmental licenses, authorizations, consents and material approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except in each case to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (d) is in compliance with all Requirements of Law, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and the Guarantors of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

          (a) contravene the terms of any of such Person's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

          (c) violate any material Requirement of Law.

     6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document, except (i) such as have been obtained or made and are in full force, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default or an Event of Default hereunder or could not reasonably be expected to have an Material Adverse Effect and (iii) solely with respect to the performance by the Company or any of the Guarantors of this Agreement or any other Loan Document,
(1) filings under the Exchange Act, (2) routine filings to be made after the date hereof to maintain "good standing" in such jurisdictions and to maintain licenses and permits and (3) filings required to release the Liens granted pursuant to the Existing Credit Agreement.

     6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at law.

     6.05 Litigation. There are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; (b) which are existing on the Closing Date, other than as disclosed on Schedule 6.05(b), provided, however, that none of the matters set forth on such Schedule 6.05(b), whether taken individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or (c) which arise after the Closing Date, other than those which would not reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a

Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 9.01(e).

     6.07 ERISA Compliance.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and
Section 8.07. Neither the Company nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Company or the applicable Subsidiary only or of the Company and its Subsidiaries on a consolidated basis) subject to the provisions of Section 8.01 or Section 8.02 or subject to any restriction contained in any agreement or instrument between the Company or any Subsidiary and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be Margin Stock

     6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens other than Permitted Liens.

     6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the Company's knowledge as of the Closing Date, there is no proposed tax assessment against the Company or any Subsidiary.

     6.11 Financial Condition. (a) The (x) audited annual consolidated financial statements of the Company and its Subsidiaries dated December 31, 2004 and (y) the unaudited quarterly consolidated financial statements (including, without limitation, balances sheets, income and cash flow statements) of the Company and its Subsidiaries dated September 30, 2005:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject to ordinary, good faith year end audit adjustments);

               (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

          (b) Since December 31, 2004, there has been no Material Adverse
Effect.

     6.12 Environmental Matters.

          (a) The on-going operations of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $500,000 in the aggregate.

          (b) The Company and each of its Subsidiaries have obtained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

          (c) None of the Company, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

          (d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $500,000 in the aggregate for any such condition, circumstance or Property. In addition, (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its Subsidiaries have met all material notification requirements under Title III of CERCLA and all other Environmental Laws.

     6.13 [RESERVED].

     6.14 Regulated Entities. None of the Company nor any Subsidiary that is not an Excluded Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Company nor any Subsidiary that is not an Excluded Subsidiary is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     6.15 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     6.16 Solvency. The Company and its Subsidiaries, taken as a whole, are Solvent.

     6.17 Labor Relations. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority which in any such case could reasonably be expected to have a Material Adverse Effect.

     6.18 Copyrights, Patents, Trademarks, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other material rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, which, in any case, could reasonably be expected to have a Material Adverse Effect.

     6.19 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (A) of Schedule 6.19 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (B) of Schedule

6.19. Such Schedule additionally identifies all Excluded Subsidiaries existing as of the Closing Date and as otherwise permitted pursuant to Section 8.04(f). No Excluded Subsidiary owns any capital stock of any Subsidiary which is not also an Excluded Subsidiary.

     6.20 Broker's; Transaction Fees. Neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with this Agreement or any other Loan Document.

     6.21 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates, except to the extent the Company maintains reasonable self-insurance with respect to such risks (through an Affiliate or otherwise).

     6.22 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     6.23 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered (other than omissions that pertain to matters of a general economic nature or matters of public knowledge that generally effect any of the industry segments of the Company or its Subsidiaries); provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Any forward looking statements contained therein are inherently subject to risk and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth therein or contemplated by the forward looking statements contained therein.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:


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

     7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Lenders, with sufficient copies for the Agent and each Lender:

          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, to the extent prepared to comply with SEC requirements, a copy of SEC Form 10-K's filed by the Company with the SEC for such fiscal year, or if no such Form 10-K was filed by the Company for such fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations and shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and in any case accompanied by the opinion of KPMG LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP or the standard of the Public Company Accounting and Oversight Rule 3100, as applicable, applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records. Concurrently with the delivery of the foregoing financial statements, a copy of the unaudited combined consolidated statements of income or operations of the Excluded Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, which unaudited combined consolidated statements of income or operations shall have been prepared in accordance with GAAP;

          (b) as soon as available, but not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-Qs filed by the Company with the SEC for such fiscal quarter, or if no such Form 10-Q was filed by the Company for such fiscal quarter, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and in any case certified by the chief executive officer and chief financial officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries; and concurrently with the delivery of the foregoing unaudited financial statements, a copy of the unaudited combined consolidated statements of income of the Excluded Subsidiaries for the period commencing on the first day and ending on the last day of such quarter, and in any case certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Excluded Subsidiaries; and

          (c) as soon as available, but not later than thirty (30) days after the end of each calendar month of each fiscal year, a copy of the unaudited consolidated statements of income for the period commencing on the first day and ending on the last day of such calendar month, and certified by a Responsible Officer as fairly presenting (subject to ordinary, good faith year-end audit adjustments and the absence of footnotes) the results described therein of the Company and the Subsidiaries and concurrently with the delivery of the foregoing unaudited


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

consolidated statements of income, a copy of the unaudited combined consolidated statements of income for the period commencing on the first day and ending on the last day of such calendar month, and certified by a Responsible Officer as fairly presenting (subject to ordinary, good faith year-end audit adjustments and the absence of footnotes) the results described therein of the Excluded Subsidiaries.

     7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Lender:

          (a) so long as it is not contrary to the then current recommendation of the American Institute of Certified Public Accountants, concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) a Compliance Certificate executed by a Responsible Officer;

          (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

          (d) as soon as available, but in any event not later than February 15 of each calendar year, a copy of the plan and forecast of the Company and its Subsidiaries for the next fiscal year and on each February 15 of each calendar year, a copy of projected quarterly EBITDA of the Company and its Subsidiaries, in each case for its then current fiscal year ("Budgeted EBITDA");

          (e) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) a Reconciliation Certificate executed by a Responsible Officer; and

          (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request.

     7.03 Notices. The Company shall promptly notify the Agent and each Lender:

          (a) of the occurrence of any Default or Event of Default;

          (b) of any matter that has resulted or may reasonably be expected in the opinion of a Responsible Officer to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;


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

          (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than ten (10) days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

          (i) an ERISA Event;

          (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

          (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

          (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

          (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

          (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party; and

          (f) the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation (except as permitted by Section 8.03);

          (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and


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

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve its property, taken as a whole, which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof.

     7.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, except to the extent the Company maintains reasonable self-insurance with respect to such risks (through an Affiliate or otherwise).

     7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and

          (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless the payment of such indebtedness is being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

     7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification unless such Plan is terminated; and (c) make all required contributions to any Plan subject to Section 412 of the Code.


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

     7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Company at any time without advance notice.

     7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

     7.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes, including Permitted Acquisitions, Capital Expenditures and repurchases and redemptions of Capital Stock of the Company and the payment of fees and expenses relating thereto, in each case not in contravention of any Requirement of Law or of any Loan Document.

     7.13 Solvency. The Company and its Subsidiaries, taken as a whole, shall at all times be Solvent.

     7.14 Further Assurances. The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders pursuant to the Loan Documents do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made; provided that with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Any forward looking statements contained therein are inherently subject to risk and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth therein or contemplated by the forward looking statements contained therein. The Company will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

     7.15 New Subsidiaries. If the Company or any domestic Subsidiary (other than an Excluded Subsidiary) proposes to create, acquire or capitalize any domestic Subsidiary (other than an Excluded Subsidiary) in accordance with the terms and provisions hereof (whether pursuant to a Permitted Acquisition or otherwise), it shall first (or substantially concurrently with such creation, acquisition or capitalization) (a) (1) cause such Subsidiary (other than Excluded Subsidiaries) to execute and deliver, to Agent a Guaranty or (2) execute and deliver a joinder


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

agreement acceptable in form and substance to the Agent with respect to the Guaranty as the Agent shall require in its sole discretion and (b) cause such Subsidiary (other than Excluded Subsidiaries) to deliver, or execute and deliver, as applicable, to the Agent appropriate corporate resolutions, opinions and other documentation reasonably requested by the Agent in form and substance reasonably satisfactory to the Agent with respect to such Guaranty or joinder; provided, however, that, if such Subsidiary is a Foreign Subsidiary and its execution and delivery of the Guaranty or a joinder with respect thereto would result in material adverse tax consequences to the Company and its Subsidiaries as a consequence of the operation of Section 956 of the Internal Revenue Code, then, for so long as such consequence would pertain, such Subsidiary shall not be required to execute and deliver the Guaranty or such joinder, or deliver the related resolutions, opinions or other documents, under this Section. If the Company or any Subsidiary, should acquire, create or capitalize any new Subsidiary, the Company shall promptly notify the Agent thereof and provided an updated Schedule 6.19 listing such new Subsidiary. If any Excluded Subsidiary shall cease to be an Excluded Subsidiary for any reason and to the extent any Excluded Subsidiary may do so without violating federal, state or local laws or regulations applicable to it, the Company shall promptly notify the Agent thereof and such Subsidiary shall promptly execute and deliver the Guaranty or joinder and deliver such other opinions, resolutions and other documentation as is provided above with respect to New Subsidiaries.

     7.16 Resolutions; Incumbency. Within ten (10) Business Days of the Closing Date, the Company shall deliver to the Agent (i) copies of the resolutions of the board of directors of Government Employee Benefits Corporation of Georgia authorizing the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Subsidiary and (ii) a certificate of the Secretary or Assistant Secretary of Government Employee Benefits Corporation of Georgia certifying the names and true signatures of the officers of such Subsidiary authorized to execute, deliver and perform this Agreement and all other Loan Documents to be delivered by it hereunder.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

     8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date;

          (b) any Lien created under any Loan Document;


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

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security, old age, pension or similar legislation;

          (f) Liens on the property of the Company or its Subsidiaries securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

          (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $1,000,000;

          (h) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (i) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such property; provided that
(i) any such Lien attaches to such property concurrently with or within one hundred eighty (180) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired, constructed or improved in such transaction and proceeds thereof and accessions thereto and (iii) the aggregate outstanding principal amount of Indebtedness secured by all such purchase money security interests (together with Indebtedness secured by Liens permitted by Sections 8.01(j) and (l) and Indebtedness permitted by Section 8.05(d)) shall not at any time exceed an aggregate principal amount equal to 3% of the total assets of the Company and its Subsidiaries on a consolidated basis;

          (j) Liens securing Capital Lease Obligations on assets subject to such Capital Leases, provided that the attributable principal portion of such Capital Lease Obligations secured by all such Capital Leases (together with Indebtedness with respect to Liens permitted by Sections 8.01(i) and (l) and Indebtedness permitted by Section 8.05(d)) shall not at any time exceed an aggregate principal amount equal to 3% of the total assets of the Company and its Subsidiaries on a consolidated basis;


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

          (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

          (l) Liens on assets of Persons which become Subsidiaries after the date of this Agreement, provided, however, that (x) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (y) such Liens attach only to equipment and real property of such Subsidiary and proceeds thereof and (z) the aggregate outstanding principal amount of Indebtedness secured by all such Liens (together with Indebtedness secured by Liens permitted by Sections 8.01(i) and (j) and Indebtedness permitted by Section 8.05(d)) shall not at any time exceed an aggregate principal amount equal to 3% of the total assets of the Company and its Subsidiaries on a consolidated basis; and

          (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $1,000,000.

In addition, neither the Company nor any of its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a first priority Lien on any of its properties or other assets in favor of the Agent for the benefit of the Lenders (including, without limitation, any agreement containing an equal and ratable clause, unless such clause is not applicable with respect to the granting of a first priority lien on the properties and other assets in favor of the Agent for the benefit of the Lenders), except with respect to specific equipment secured by Indebtedness or Capital Leases permitted under Sections 8.01(i), (j) or (l) or with respect to software licenses or similar contracts which constitute property or assets of the Company or any of its Subsidiaries which by the express terms thereof prohibit the creation of a first priority Lien in favor of any Person on such software licenses or similar contracts.

     8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment (including, without limitation, demonstration or pilot plants), all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale


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

are reasonably promptly applied to the purchase price of such replacement equipment within ninety (90) days of each such sale;

          (c) each Specified Asset Sale;

          (d) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 50% of the aggregate sales price from such disposition shall be paid in cash or Cash Equivalents, and (iii) the aggregate book or fair market value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed
(x) 6% of the Tangible Assets of the Company and its Subsidiaries on a consolidated basis during any twelve month period with Tangible Assets to be measured as of the beginning of such period, and (y) 15% of the Tangible Assets of the Company and its Subsidiaries on a consolidated basis during the term of this Agreement, with Tangible Assets to be measured as of December 31, 2005;

          (e) transfer of cash or Cash Equivalents not otherwise prohibited by the Loan Documents;

          (f) Investments permitted under Section 8.04 and dispositions pursuant to a merger or other consolidation permitted under Section 8.03; and

          (g) transfer of inventory, equipment or other assets from the Company to any Subsidiary which is not an Excluded Subsidiary or to the Company or any other such Subsidiary from any Subsidiary.

     8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Subsidiary (other than an Excluded Subsidiary) may merge with the Company (provided that the Company shall be the continuing or surviving corporation), or with any one or more Subsidiaries (other than an Excluded Subsidiary), provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; it being understood and agreed that, notwithstanding the prohibition contained in this clause, an Excluded Subsidiary shall be permitted to constitute part of a transaction permitted by this clause in the event that such transaction would remove or eliminate the condition that caused such Excluded Subsidiary to be an Excluded Subsidiary;

          (b) any Subsidiary (other than an Excluded Subsidiary) may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary (other than an Excluded Subsidiary); it being understood and agreed that, notwithstanding the prohibition contained in this clause, an Excluded Subsidiary shall be permitted to constitute part of a transaction permitted by this clause in the event that such transaction would remove or eliminate the condition that caused such Excluded Subsidiary to be an Excluded Subsidiary;


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

          (c) any Subsidiary may merge with or consolidate into any Person (other than an Excluded Subsidiary), provided that (i) at the time of such merger or consolidation, no Default or Event of Default shall exist or result after giving effect to the consummation of such merger or consolidation and (ii) either (x) such Subsidiary shall be the continuing or surviving corporation as a Wholly-Owned Subsidiary of the Company or (y) such Person shall become a Subsidiary of the Company as a result thereto; it being understood and agreed that, notwithstanding the prohibition contained in this clause, an Excluded Subsidiary shall be permitted to constitute part of a transaction permitted by this clause in the event that such transaction would remove or eliminate the condition that caused such Excluded Subsidiary to be an Excluded Subsidiary;

          (d) any Excluded Subsidiary may merge with or consolidate into any one or more Excluded Subsidiaries;

          (e) any Wholly-Owned Subsidiary may liquidate and dissolve into its parent; and

          (f) dispositions permitted by Section 8.02.

     8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, guaranty, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (collectively, "Investments"), except for:

          (a) Investments held by the Company or any Subsidiary in the form of cash and/or Cash Equivalents;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) unsecured extensions of credit by the Company to any Subsidiary (other than an Excluded Subsidiary) or by any such Subsidiary to another such Subsidiary or the Company;

          (d) Investments incurred in order to consummate Permitted Acquisitions (other than such Investments in Excluded Subsidiaries);

          (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

          (f) Investments made by the Company or any Subsidiary which is not an Excluded Subsidiary after the date of this Agreement in any Subsidiary (other than an Excluded Subsidiary) in the form of a capital contribution;

          (g) advances, loans, or other extensions of credit to employees with respect to payroll, relocation and travel expenses on behalf of the Company and its Subsidiaries (other than


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

Excluded Subsidiaries) in the ordinary course of business and consistent with past practice and which shall not exceed $1,100,000 in the aggregate at any time outstanding;

          (h) other Investments in Persons other than Excluded Subsidiaries existing as of the Closing Date and listed on Schedule 8.04;

          (i) Investments of a Person that becomes a Subsidiary (other than an Excluded Subsidiary) after the date of this Agreement as a result of an Acquisition so long as such Investment existed at the time such Person became a Subsidiary and was not created in anticipation thereof;

          (j) equity interests, notes, chattel paper and securities received in settlement of debts created in the ordinary course of business and owed to the Company or its Subsidiaries or received in satisfaction of judgements or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (k) other Investments (other than repurchases of capital stock of the Company or any of its Subsidiaries and Investments in Excluded Subsidiaries); provided, that, the aggregate amount of consideration paid, loaned, advanced, guaranteed, or commitments incurred, with respect to all such Investments during any fiscal year of the Company does not exceed the amount of $10,000,000;

          (l) Investments which constitute redemptions and repurchases permitted under Section 8.10;

          (m) Investments consisting of prepaid expenses, lease, utilities, workers' compensation performance and similar deposits made in the ordinary course of business and consistent with past practice;

          (n) Investments consisting of non-cash consideration received by the Company or its Subsidiaries from dispositions permitted under Section 8.02(d);

          (o) Investments in Persons (other than Excluded Subsidiaries) consisting of Contingent Obligations permitted pursuant to Section 8.08; and

          (p) Investments held by the Company or any Subsidiary (including Investments consisting of Contingent Obligations) in any Excluded Subsidiary; provided, that the aggregate amount of consideration paid, loaned, advanced, guaranteed or commitments incurred, with respect to all such Investments in any Excluded Subsidiary, at any time (together with any Contingent Obligations incurred by the Company or any Subsidiary in connection with the Acquisition of Excluded Subsidiaries) does not exceed an amount equal to 3% of the total assets of the Company and its Subsidiaries on a consolidated basis.

     8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:


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

          (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

          (c) Indebtedness existing on the Closing Date and set forth in
Schedule 8.05;

          (d) other Indebtedness (together with Indebtedness secured by Liens permitted by Sections 8.01(i), (j), and (l)) in an aggregate outstanding principal amount not to exceed at any time an aggregate principal amount equal to 3% of the total assets of the Company and its Subsidiaries on a consolidated basis;

          (e) Indebtedness incurred in connection with leases permitted pursuant to Section 8.09;

          (f) Indebtedness permitted to be incurred pursuant to Section 8.04(c) and Section 8.04(p); and

          (g) unsecured Indebtedness under notes to sellers containing terms satisfactory to the Agent and fully subordinated to the Loans and the other Obligations on terms satisfactory to the Agent.

     8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than the Company or a Subsidiary which is not an Excluded Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

     8.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock in violation of any applicable legal and regulatory requirements including, without limitation, Regulations T, U and X, the Securities Act of 1933, and the Securities Exchange Act of 1934 and the regulations promulgated thereunder, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, or (iii) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Permitted Swap Obligations;

          (c) Contingent Obligations (x) of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.08 (other than those made for the benefit of


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

Excluded Subsidiaries), (y) of the Company with respect to payments to be made by a Subsidiary of the Company (other than Excluded Subsidiaries) pursuant to operating leases and contracts not constituting Indebtedness entered into by such Subsidiary in the ordinary course of business and (z) of the Company's Subsidiaries pursuant to the Guaranty;

          (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;

          (e) Contingent Obligations of a Person that becomes a Subsidiary (other than an Excluded Subsidiary) after the date of this Agreement as a result of a Permitted Acquisition so long as such Contingent Obligation existed at the time such Person became a Subsidiary and was not created in anticipation thereof;

          (f) guarantees (other than those made for the benefit of Excluded Subsidiaries) with respect to permitted Indebtedness and Capital Leases permitted under Section 8.05;

          (g) Contingent Obligations incurred by the Company in connection with a Permitted Acquisition; provided that the aggregate maximum amount of such Contingent Obligations (other than Contingent Obligations incurred in connection with the Acquisition of any Excluded Subsidiary) does not exceed at any time an amount equal to the lesser of 10% of the total assets of the Company and its Subsidiaries on a consolidated basis or 50% of the Tangible Net Worth; and

          (h) Contingent Obligations constituting Investments permitted pursuant to Section 8.04(p).

     8.09 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

          (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

          (c) Capital Leases permitted under Section 8.01(j).

     8.10 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that (a) any Wholly-Owned Subsidiary may declare and make dividend payments or other distributions to the Company or to its immediate parent Subsidiary of the Company, (b) any Subsidiary that is not a Wholly-Owned Subsidiary may declare and make pro-rata dividend payments or other pro-rata distributions and (c) the Company or any of its Subsidiaries may make any repurchase or


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

redemption of its capital stock provided that, in the case of this clause (c),
(i) the Company's Leverage Ratio for the twelve month period most recently ended with respect to which the Company has delivered financial statements pursuant to
Section 7.01 is less than 2.00 to 1.00 calculated on a pro forma basis (calculated after giving effect to any such repurchase or redemption and any Acquisitions consummated during such period and determined in the manner provided in clause (3) of the definition of Permitted Acquisitions) or (ii) if such Leverage Ratio is greater than or equal to 2.00 to 1.00, the aggregate consideration paid by the Company and its Subsidiaries during such period in connection with all such repurchases and redemptions, including such proposed repurchase or redemption, plus the aggregate Cash Consideration paid, incurred or assumed by the Company and its Subsidiaries with respect to all Acquisitions consummated during such period, shall not exceed $5,000,000.

     8.11 ERISA. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (a) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Lenders) liability to the Company or any ERISA Affiliate, (b) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Lenders) liability to the Company or any ERISA Affiliate, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Lenders) liability to the Company or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Majority Lenders) liability to the Company or any ERISA Affiliate, or (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Majority Lenders) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

     8.12 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business, and reasonable extensions thereof, carried on by the Company and its Subsidiaries taken as a whole on the Closing Date.

     8.13 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP or change the fiscal year of the Company or of any Subsidiary.

     8.14 Minimum Net Worth. The Company shall not permit its consolidated Net Worth at any time after the Closing Date to be less than an amount equal to the sum of (a) 85% of the Company's Net Worth as of the last day of its fiscal year ending December 31, 2005 plus (b) 50% of the Company's positive net income as determined in accordance with GAAP (with no deduction for net losses), if any, for each fiscal quarter ending after January 1, 2006 and prior to any date of determination hereunder plus (c) an amount equal to 100% of the net cash and non-cash proceeds of any equity securities issued by the Company or its Subsidiaries (other than to the Company or any Subsidiary) after January 1, 2006 and prior to any date of determination hereunder less (d) the aggregate amount paid by the Company after January 1, 2006 for any shares of Capital Stock repurchased or redeemed in accordance with Section 8.10.


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

     8.15 Leverage Ratio. The Company shall not, at any time, permit its Leverage Ratio to be greater than 2.25:1.0.

     8.16 Fixed Charge Coverage Ratio. The Company shall not, as of the last day of any fiscal quarter set forth below, permit its Fixed Charge Coverage Ratio for the four fiscal quarters then ended as of such day (taken as one accounting period) to be less than the ratio set forth below opposite such quarter:

Fiscal Quarters Ending            Ratio
----------------------          ---------
December 31, 2005               1.40:1.0
March 31, 2006 and thereafter   1.45:1.0.

     8.17 No Impairment of Intercompany Transfers. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans or the transfer of assets by a Subsidiary of the Company to the Company or such Subsidiaries' shareholders, except for (1) restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the disposition of all or substantially all of the equity or Property of such Subsidiary (or the Property subject to such disposition) permitted under Section 8.02 pending the closing of such disposition, (2) restrictions on the transfer of assets that are subject to Liens permitted by Section 8.01 and (3) restrictions on the transfer of software licenses or similar contracts imposed by the applicable licensor or similar party.

     8.18 Excluded Subsidiaries. The Company shall not permit any Excluded Subsidiary to own the capital stock of any Subsidiary that is not an Excluded Subsidiary.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     9.01 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or
(ii) within five (5) days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document;

          (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or


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

under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made;

          (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02(a), (b), or
(e), 7.03 (a), (b), or (c), 7.04(a) or 7.08 or in Article VIII;

          (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender;

          (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist with respect to the obligations of the Company or such Subsidiary, under any agreement or instrument relating to any Indebtedness or Contingent Obligation of more than $5,000,000, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $5,000,000;

          (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing;

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the


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

Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty
(60) days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business;

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000,
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000, or (iv) the Company or any ERISA Affiliate shall fail to pay when due any required installment or any other payment required under Section 412 of the Code in an aggregate amount in excess of $1,000,000;

          (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance or reinsurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty
(30) days after the entry thereof;

          (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (k) Change of Control. There occurs any Change of Control; or

          (l) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guaranty or the Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect (other than pursuant to the terms thereof), or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at clauses (f) or (g) of this Section occurs with respect to such Guarantor.


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

     9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders:

          (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Sections 9.01(f) or (g) (in the case of clause (i) of Section 9.01(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Lender.

     9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                    ARTICLE X

                                    THE AGENT

     10.01 Appointment and Authorization; "Agent".

          (a) Each Lender hereby irrevocably (subject to Section 10.09) appoints (and confirms its appointment under the Existing Credit Agreement), designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other


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

Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

     10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable to the Lenders for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.04 Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     10.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and


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other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     10.08 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent.

     10.09 Successor Agent. The Agent may, and at the request of the Majority Lenders shall, resign as Agent upon thirty (30) days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding


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the foregoing, however, Bank of America may not be removed as the Agent at the request of the Majority Lenders unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

     10.10 Withholding Tax.

          (a) [RESERVED].

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by clause
(a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     10.11 Guaranty Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the


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Agent at any time, the Majority Lenders will confirm in writing the Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Guarantor therefrom, shall be effective unless in writing signed by the Majority Lenders and the Company or the applicable Guarantor, as the case may be, and acknowledged by the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

          (a) waive any condition set forth in Section 5.01 (except for 5.01(e)) without the written consent of each Lender;

          (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

          (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (other than pursuant to Section 2.07) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

          (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Company to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder; or

          (e) change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

          (f) change any provision of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender

          (g) release any Guarantor (other than pursuant to this Agreement or the Guaranty) from the Guaranty without the written consent of each Lender except as otherwise may be provided in this Agreement or in the Guaranty or except where the consent of the Majority Lenders only is provided for;


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and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Lenders required above, affect the rights or duties of the Swing Line Bank under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; (iv) Section 11.08(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     11.02 Notices; Effectiveness; Electronic Communication.

          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

               (i) if to the Company, the Agent, the Issuing Bank or the Swing Line Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

               (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

          (b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic


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communication. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) Change of Address, Etc. Each of the Company, the Agent, the Issuing Bank and the Swing Line Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Agent, the Issuing Bank and the Swing Line Bank.

          (d) Reliance by Agent, Issuing Bank and Lenders. The Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Indemnified Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

     11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04 Costs and Expenses. The Company shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Agent and Issuing Bank) within five (5) Business Days after demand (subject to
Section 5.01(e)) for all reasonable and customary out-of-pocket costs and expenses incurred by Bank of America (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery,


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administration (including, without limitation, field examinations) and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Agent and Issuing Bank) with respect thereto; and

          (b) pay or reimburse the Agent and each Lender within five (5) Business Days after demand (subject to Section 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective Affiliates, partners, officers, directors, employees, counsel, agents, advisors and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of the Company entering into this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of any act or failure to act of the Company or any of its Subsidiaries in connection with this Agreement or the Loans or Letters of Credit the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent. The


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obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

     11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.08, (ii) by way of participation in accordance with the provisions of Section 11.08, or
(iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.08, or (iv) to an SPC in accordance with the provisions of Section 11.08 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.08 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     11.08 Assignments by Lenders.

          (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (a), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if the "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent, and so long as no Default or Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Agent, the Issuing Bank and the Swing Line Bank unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Agent pursuant to this Section 11.08, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the


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assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.08(d).

          (b) Register. The Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Agent's Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Company and the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Agent a copy of the Register.

          (c) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.01 that affects such Participant. Subject to subsection (d) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.03 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.10 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.


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          (d) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Article IV than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 4.01 and Section 10.10 as though it were a Lender.

          (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (f) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          (g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Company (an "SPC") the option to provide all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Sections 4.01, 4.03 and 4.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of


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the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

          (h) Resignation as Issuing Bank or Swing Line Bank after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days' notice to the Company and the Lenders, resign as Issuing Bank and/or (ii) upon thirty (30) days' notice to the Company, resign as Swing Line Bank. In the event of any such resignation as Issuing Bank or Swing Line Bank, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Line Bank hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swing Line Bank, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights and obligations of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in pursuant to Section 3.03(c)). If Bank of America resigns as Swing Line Bank, it shall retain all the rights of the Swing Line Bank provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.03(b)(ii).

     11.09 Confidentiality. Each of the Agent and the Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it or to which it otherwise is granted access by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary or to disclose it to any third person; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or the Agent, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender or the Agent; provided, however, that any Lender or the Agent may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender or the Agent is subject or in connection with an examination of such Lender or the Agent by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy


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

hereunder or under any other Loan Document; (F) to such Lender's or the Agent's independent auditors and other professional advisors; (G) to any Participant or Eligible Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender the Agent or its respective Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates; provided that such Lender or the Agent shall provide notice to the Company of any requirement to disclose to a person who does not have an obligation to such Lender (or pursuant to applicable law or applicable court order) to keep such information confidential (it being understood and agreed that the failure to provide such notice shall not constitute a violation by such Lender of this
Section 11.09).

     11.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     11.11 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     11.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     11.15 Governing Law and Jurisdiction.


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

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     11.16 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.17 USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or the Agent, as applicable, to identify the Company in accordance with the Act.


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

     11.18 Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement effective upon the satisfaction or waiver of the conditions set forth in Section 5.01 hereof, at which time this Agreement shall supersede the terms of the Existing Credit Agreement. Upon the satisfaction or waiver of such conditions, the Lenders and the "Collateral Agent" (as defined in the Existing Credit Agreement) agree that all of the liens and security interests securing the "Obligations" as defined in the Existing Credit Agreement which were granted to the Collateral Agent pursuant to the "Collateral Documents" (as defined therein) shall be thereupon terminated, and the Lenders shall be deemed to have authorized the Collateral Agent, and the Collateral Agent shall thereupon promptly undertake, to execute such release and termination documents with respect to such liens and security interests as may be requested by the Company and are in form and substance acceptable to the Collateral Agent.

     11.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                        CBIZ, INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BANK OF AMERICA, N.A., AS AGENT


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BANK OF AMERICA, N.A., INDIVIDUALLY
                                        AS A LENDER AND AS THE ISSUING BANK


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       Signature Page to Credit Agreement

                                        FIFTH THIRD BANK, AS A LENDER


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       Signature Page to Credit Agreement

                                        HUNTINGTON NATIONAL BANK, AS A LENDER


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       Signature Page to Credit Agreement

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        AS A LENDER


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       Signature Page to Credit Agreement

                                        KEYBANK NATIONAL ASSOCIATION,
                                        AS A LENDER


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                       Signature Page to Credit Agreement